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                                                                      Exhibit 21

                           Subsidiaries of Registrant

                                         Country/State of       % of Voting
Name                                      Incorporation       Securities Owned
----                                      -------------       ----------------

LogEtronics Corporation                      New York              100%

Visiplex Instruments Corporation             New York              100%

AFP/LOGE International                       New York              100%

Regam Medical Systems

International AB                             Sweden                100%